EQUITABLE REAL ESTATE HYPERION HIGH-YIELD
                         COMMERCIAL MORTGAGE FUND, INC.

                        ADMINISTRATIVE SERVICES CONTRACT

                  AGREEMENT dated as of September [ ], 1995 between Equitable Real Estate Hyperion High-Yield Commercial Mortgage Fund, Inc. (the "Fund"), a Maryland corporation, and Equitable Real Estate Hyperion Capital Advisors, L.L.C. (the "Administrator"), a Delaware limited liability corporation.

                  WHEREAS, the Fund is engaged in business as a non-diversified, closed-end management investment company registered under the Investment Company Act of 1940 (collectively, with the rules and regulations promulgated thereunder, the "1940 Act");

                  WHEREAS, Equitable Real Estate Hyperion Capital Advisors, L.L.C. has entered into an Investment Advisory Agreement with the Fund as of September , 1995 to engage in the business of investing and reinvesting the Fund's assets in securities of the type, and in accordance with the limitations, specified in the Fund's Articles of Incorporation, By-Laws and Registration Statement filed with the Securities and Exchange Commission under the 1940 Act and the Securities Act of 1933, including the Prospectus forming a part thereof (the "Registration Statement"), all as from time to time in effect, and in such manner and to such extent as may from time to time be authorized by the Board of Directors;

                  NOW, THEREFORE, in consideration of the mutual promises and agreements herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, it is agreed by and between the parties hereto as follows:

                  1.  In General

                  The Administrator agrees, all as more fully set forth herein, to act as admistrator to the Fund with respect to the investment and the reinvestment of the Fund's assets.

                  2.  Duties and Obligations of the Administrator

                  (a) Subject to the succeeding provisions of this paragraph and subject to the direction and general control of the Fund's Board of Directors, the Administrator shall act as administrator to provide all management and administrative services reasonably necessary for the Fund's operation, other than those services Equitable Real Estate Hyperion Capital Advisors, L.L.C. provides to the Fund pursuant to the Investment Management Contract. The services to be provided by the Administrator shall include but not be limited to those enumerated on Exhibit A hereto. The personnel providing these services may be the Administrator's employees or employees of its affiliates or of other organizations. The

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Administrator shall make periodic reports to the Fund's Board of Directors in the performance of its obligations under this Agreement.

                  (b) The Administrator may from time to time employ, subcontract with or otherwise associate itself with entirely at its expense, such persons as it believes to be particularly fitted to assist it in the execution of its duties hereunder. While this agreement is in effect, the Administrator or persons or its affiliates other than the Fund ("the affiliates"), will provide persons satisfactory to Board of Directors to be elected or appointed officers or employees of the Fund. These shall be a president, a secretary, a treasurer, and such additional officers and employees as may be necessary for the conduct of Fund business.

                  (c) The Administrator or its affiliates will also provide persons, who may be Fund officers, to (i) supervise the performance of bookkeeping and related services and calculation of net asset value and yield by the Fund bookkeeping agent, (ii) prepare reports to and the filings with regulatory authorities, and (iii) perform such clerical, other office and shareholder services for the Fund as it may from time to time request. Such personnel may be employees of the Administrator or employees of the Administrator affiliates or of other organizations. Notwithstanding the preceding, the Administrator shall not be required to perform any accounting services not expressly provided for herein. The Fund will pay to the Administrator the cost of such personnel for rendering such services at such rates as shall from time to time be agreed upon between the parties, provided that the Fund shall not bear or pay any costs in respect of any services performed for the Fund by officers of the Administrator's affiliates.

                  (d) The Administrator or its affiliates will also furnish the Fund such administrative and management supervision and assistance and such office facilities as it may believe appropriate or as the Fund may reasonably request subject to the requirements of any applicable regulatory authority. The Administrator or its affiliates will also pay the expenses of promoting the sale of Fund shares (other than the costs of preparing, printing and filing the Registration Statement, printing copies of the prospectus contained therein and complying with other applicable regulatory requirements), except to the extent that the Fund is permitted to bear such expenses under a plan that may in the future be adopted pursuant to Rule 12b-1 under the 1940 Act or a similar rule.

                  (e) The Administrator shall give the Fund the benefit of its best judgment and efforts in rendering these services hereunder but the Administrator shall not be liable hereunder for any mistake of judgment or for any other cause, provided that nothing herein shall protect the Administrator against any liability to the Fund or to its security holders by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties hereunder, or by reason of its reckless disregard of its obligations and duties hereunder.

                  (f) Nothing in this Agreement shall prevent the Administrator or any director, officer, employee or other affiliate thereof from acting as administrator for any other person, firm or corporation, or from engaging in any other lawful activity, and shall not in any way

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limit or restrict the Administrator or any of its partners, officers, employees or agents from buying, selling or trading any securities for its or their own accounts or for the accounts of others for whom it or they may be acting, provided, however, that the Administrator will undertake no activities which, in its judgment, will adversely affect the performance of its obligations under this Agreement.

                  3.  Compensation of the Administrator

                  The Fund agrees to pay the Administrator a fee of .20% of the Fund's average daily net assets. The Administrator's fee will be accrued daily, and will be payable on the last day of each calendar month for services performed hereunder during that month or on such other schedule as may be used may be agreed in writing. Any portion of this fee may be used for distribution of Fund shares, or for making servicing payments to organizations whose customers or clients are Fund shareholders. The Administrator may waive its right to any fee to which it is entitled hereunder, provided such waiver is delivered to the Fund in writing.

                  4.  Duration and Termination

                  (a) This Agreement will become effective on the date hereof and will remain in effect thereafter for successive twelve-month periods (computed from each August ), provided that such continuation is specifically approved at least annually by the Board of Directors and by a majority of those of the directors who are neither party to this Agreement nor, other than by their service as directors of the Fund, interested persons, as defined in the 1940 Act, of any such person who is party to this Agreement. This Agreement may be terminated at any time, without the payment of any penalty, (i) by vote of a majority of the Fund's outstanding voting securities, as defined in the 1940 Act, or (ii) by a vote of a majority of the entire Board of Directors on sixty days' written notice to the Administrator, or (iii) by the Administrator on sixty days' written notice to the Fund.

                  (b) This Agreement may not be transferred, assigned, sold or in any manner hypothecated or pledged by either party and this Agreement shall terminate automatically in the event of any such transfer, assignment, sale, hypothecation or pledge. The terms "transfer", "assignment" and "sale" as used in this paragraph shall have the meanings ascribed thereto by governing law and in applicable rules or regulations of the Securities and Exchange Commission.

                  5.  Notices

                  Any notice under this Agreement shall be in writing to the other party at such address as the other party may designate from time to time for the receipt of such notice and shall be deemed to be received on the earlier of the date actually received or on the fourth day after the postmark if such notice is mailed first class postage prepaid.


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                  6.  Governing Law

                  This Agreement shall be construed in accordance with the laws of the State of New York and in accordance with the applicable provisions of the 1940 Act.

                  IN WITNESS WHEREOF, the parties hereto have caused the foregoing instrument to be executed by their duly authorized officers and their respective seals to be hereunto affixed, all as of the day and the year first above written.

[SEAL]                   EQUITABLE REAL ESTATE HYPERION HIGH-YIELD
                         COMMERCIAL MORTGAGE FUND, INC.


                                    By:
                                       Name:
                                       Title:


[SEAL]                              EQUITABLE REAL ESTATE HYPERION CAPITAL
                                    ADVISORS, L.L.C.


                                    By:
                                       Name:
                                       Title:

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                                    Exhibit A

                     Administration Services To Be Performed
           By Equitable Real Estate Hyperion Capital Advisors, L.L.C.



Administration Services

1. In conjunction with Fund counsel, prepare and file all Post-Effective Amendments to the Registration Statement, all state and federal tax returns and all other required regulatory filings.

2. In conjunction with Fund counsel, prepare and file all Blue Sky filings, reports and renewals.

3. Coordinate, but not pay for, required Fidelity Bond and Directors and Officers Insurance (if any) and monitor their compliance with Investment Company Act.

4. Coordinate the preparation and distribution of all materials for Directors, including the agenda for meetings and all exhibits thereto, and actual and projected quarterly summaries.

5. Coordinate the activities of the Fund's Manager, Custodian, Legal Counsel and Independent Accountants.

6. Prepare and file all periodic reports to shareholders and proxies and provide support for shareholder meetings.

7. Monitor daily and periodic compliance with respect to all requirements and restrictions of the Investment Company Act, the Internal Revenue Code and the Prospectus.

8. Monitor daily the Fund's bookkeeping services agent's calculation of all income and expense accruals, sales and redemptions of capital shares outstanding.

9. Evaluate expenses, project future expenses, and process payments of expenses.

10. Monitor and evaluate performance of accounting and accounting related services by Fund's bookkeeping services agent. Nothing herein shall be construed to require you to perform any accounting services not expressly provided for in this Agreement.

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